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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated May 29, 1997 accompanying the Group financial statements of Rolfe & Nolan Plc for the year ended February 28, 1997, in accordance with Auditing Standards in the United Kingdom which are included in this Amendment No. 1 to the Registration Statement. We consent to the inclusion in this Amendment No. 1 to the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton
Grant Thornton
Melton Street
London, United Kingdom

February 19, 1998